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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


SMD SOFTWARE, LLC
a joint venture of SM&A

STEVEN MYERS & ASSOCIATES, INC.
a California corporation and
wholly owned subsidiary of SM&A

STEVEN MYERS HOLDING INC.
a Delaware corporation and
wholly owned subsidiary of Steven Myers & Associates, Inc.

SM&A-WEST
a California corporation and
wholly owned subsidiary of SM&A

SM&A-INTERNATIONAL, INC.
a Delaware corporation and
wholly owned subsidiary of SM&A